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                                                                   Exhibit 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Wendy's International, Inc. on Form S-8 of our reports dated February 10, 1999 on our audits of the consolidated financial statements and financial statement schedule of Wendy's International, Inc. as of January 3, 1999 and December 28, 1997 and for the years ended January 3, 1999, December 28, 1997 and December 29, 1996, which reports are either included or incorporated by reference in Wendy's International, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Columbus, Ohio
July 29, 1999




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